UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

IMMUCOR, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 441-2051

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.  On April 19, 2010, the Compensation Committee of the Board of Directors of Immucor, Inc. (“the Company”) approved the Company’s Fiscal Year 2011 Bonus Plan and Long-Term Incentive Plan for Executive Officers (the bonus portion of the Plan is referred to as the “Bonus Plan” and the long-term incentive portion of the Plan is referred to as the “LTI Plan”).

Under the terms of the Bonus Plan, the Company’s executive officers will be eligible to receive cash bonuses based on the Company achieving specified net income goals and other corporate goals established by the Compensation Committee, and on achievement of individual performance objectives established for each participant at the beginning of the Company’s fiscal year.  Executive officers currently include the Company’s Chief Executive Officer, Chief Operating Officer, Chief Scientific Officer, Chief Financial Officer and General Counsel.

The Company’s executive officers will be eligible for bonuses based on 3 components, weighted equally:

•	Net Income Component: actual net income compared to FY2011 target net income (“Target Net Income”);
•	Corporate Goals Component: the achievement of other corporate goals for FY 2011; and
•	Individual Goals Component: the achievement of individual performance objectives for FY2011.

The table below shows the maximum bonus awards that could be earned by executive officers if actual net income is 100% or more of Target Net Income.  Executive officers can earn bonus awards on a prorated basis if actual net income is between 90% and 100% of target net income, but executive officers will earn 0% of the Net Income Component if actual net income is less than 95% of Target Net Income.  The amount an individual actually earns will depend on the extent to which the goals for each Bonus Component are met.

	100% of Target Net Income	105% of Target Net Income	110% of Target Net Income or Above
CEO - Maximum Bonus Award (% of Base Compensation)*	45%	67.5%	90%
Other Executive Officers - Maximum Bonus Award (% of Base Compensation)*	30%	45%	60%
*Maximum bonus awards will be prorated for in-between percentages of net income.

Under the LTI Plan, restricted stock and stock option awards will be granted to eligible employees, including executive officers.  The target values of LTI Plan awards to executive officers are:

•	Chief Executive Officer	120% to 180% of base compensation
•	Other Executive Officers	80% to 120% of base compensation

The targeted mix of awards for the Chief Executive Officer is 65% of the target value payable in restricted stock and 35% of the target value payable in stock option awards.  The targeted mix of awards for the other executive officers is 75% of the target value payable in restricted stock and 25% of the target value payable in stock option awards.

The foregoing description is qualified in its entirety by reference to the Fiscal Year 2011 Bonus and Long-Term Incentive Plan for Executive Officers, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Fiscal Year 2011 Bonus Plan and Long-Term Incentive Plan for Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCOR, INC.

Date: April 23, 2010	By:	/s/ Philip H. Moïse
Philip H. Moïse
Vice President and General Counsel

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